UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
 _______________
Date of Report:  January 14, 2020
(Date of earliest event reported)
 _______________
TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1445 Ross Avenue, Suite 1400
Dallas, Texas 75202
(Address of principal executive offices, including zip code)
(469) 893-2200
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.
The information set forth in the second paragraph under Item 7.01 of this Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
Tenet Healthcare Corporation (the “Company”) is presenting at the 38th Annual J.P. Morgan Healthcare Conference in San Francisco on January 14, 2020. A slide presentation of materials to be presented at the conference will be available on the investor relations section of the Company’s website at www.tenethealth.com/investors. Live webcasts of the Company’s presentation and a question and answer session with senior management may also be accessed via that website.
At the conference, the Company will confirm its expectation that the Company’s Adjusted EBITDA for the year ended December 31, 2019, will be within the Adjusted EBITDA Outlook range of $2.65 billion to $2.75 billion, representing a midpoint of $2.70 billion, as previously disclosed in the Company’s earnings release for the quarter ended September 30, 2019 (the “3Q19 Earnings Release”). The 3Q19 Earnings Release also includes additional information and disclosures regarding the Company’s financial performance, including reconciliations between non-GAAP measures and related GAAP measures and is available on the investor relations section of the Company’s website at www.tenethealth.com/investors. Investors are encouraged to read these detailed financial disclosures and reconciliations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date:	January 14, 2020	By:	/s/ Anthony Shoemaker
Anthony Shoemaker
Vice President, Assistant General Counsel and Corporate Secretary